UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 26, 2005

(Date of earliest event reported)

Independence Community Bank Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-23229	11-3387931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Montague Street, Brooklyn, New York	11201

(Address of principal executive offices)	(Zip Code)

(718) 722-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 26, 2005, Independence Community Bank Corp. (the “Company”) reported its results of operations for the 4th quarter and year ended December 31, 2004.

For additional information, reference is made to the Company’s press release dated January 26, 2005, which is included as Exhibit 99.1 and is incorporated herein by reference thereto.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is hereby intended to be furnished pursuant to Item 2.02. “Results of Operations and Financial Condition.” As provided in General Instruction B.2. of SEC Form 8-K, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as provided hereby or as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

ITEM 2.06 MATERIAL IMPAIRMENTS

                    In connection with the preparation of the Company’s 4th quarter and fiscal year end financial statements, the Company completed an evaluation of its investment in certain issuances of Fannie Mae preferred stock with an aggregate amortized cost of $72.5 million for possible other than temporary impairment. Based on this evaluation and in accordance with generally accepted accounting principles, the Company determined that an other than temporary impairment charge totaling $12.7 million ($8.3 million after tax) was necessary. For additional information, reference is made to the Company’s press release dated January 26, 2005, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release dated January 26, 2005

1

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENCE COMMUNITY BANK CORP.

Date: January 28, 2005	By: /s/ FRANK W. BAIER

Frank W. Baier
Executive Vice President,
Chief Financial Officer,
Treasurer and
Principal Accounting Officer

2